I:\AL-COMBO\CURRENT\WARRANT.013









                                  WARRANT AGREEMENT

                                       BETWEEN




                                   A.L. PHARMA INC.


                                         AND

                          THE FIRST NATIONAL BANK OF BOSTON,
                                    WARRANT AGENT

                      WARRANTS TO PURCHASE CLASS A COMMON STOCK

                                   October 3, 1994





          I:\AL-COMBO\CURRENT\WARRANT.013




          This WARRANT AGREEMENT (the "Agreement") is dated as of October 3, 1994, between A.L. PHARMA INC., a Delaware corporation (the "Company"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as warrant agent (the "Warrant Agent").

          WHEREAS, the Company proposes to issue Warrants (the "Warrants") entitling the holders to purchase an aggregate of up to three million, six hundred thousand (3,600,000) shares ("Shares") of the Company's Class A Common Stock, $.20 par value (the "Class A Common Stock"); and

          WHEREAS, the Warrant Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange and exercise of Warrants;

          NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

               Section 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth; and the Warrant Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

               Section 2. Amount Issued. Subject to the provisions of this Agreement, Warrants to purchase no more than three million, six hundred thousand (3,600,000) Shares may be issued and delivered by the Company hereunder.

               Section 3. Form of Warrant Certificates. The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only. The Warrant Certificates and the forms of election to purchase Shares and of assignment to be printed on the reverse thereof shall be in substantially the form set forth in Exhibit A hereto together with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange, any agreement between the Company and any Warrantholder, or as may, consistently herewith, be determined by the officers executing such Warrants, as evidenced by their execution of the Warrants.

               Section  4.   Execution  of Warrant  Certificates.   Warrant
          Certificates  shall be  signed on  behalf of  the Company  by its


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          I:\AL-COMBO\CURRENT\WARRANT.013

          Chairman of the Board of Directors, its President, a Vice President or its Treasurer and attested by its Secretary or Assistant Secretary, under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the current or any future Chairman of the Board, President, Vice President, Treasurer, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Treasurer, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

          If any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such officer.

               Section 5. Registration and Countersignature. Warrant Certificates shall be manually countersigned and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrants shall be numbered and shall be registered in a register (the "Warrant Register") to be maintained by the Warrant Agent.

               The Warrant Agent's countersignature on all Warrants shall be in substantially the form set forth in Exhibit A hereto.

               The Company and the Warrant Agent may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof or any distribution to the holder thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

               Section 6. Registration of Transfers and Exchanges. No Warrant may be transferred prior to the Restricted Period Termination Date except in a Permitted Transfer. Prior to the Restricted Period Termination Date, the Warrant Agent shall not


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          I:\AL-COMBO\CURRENT\WARRANT.013

          register the transfer of any outstanding Warrant Certificate except a Permitted Transfer. Following the Restricted Period Termination Date until the Close of Business on the Expiration Date (as hereinafter defined), the Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates in the Warrant Register, upon surrender of such Warrant Certificates, duly endorsed, and, if not surrendered by or on behalf of an original holder of Warrants or a Permitted Transferee accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by (a) a bank or trust company, (b) a broker or dealer that is a member of the National Association of Securities Dealers, Inc. (the "NASD"), (c) a member of a national securities exchange or (d) by an "eligible guarantor institution" as defined under Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee. For purposes of this Agreement the "Restricted Period Termination Date" shall be the earlier of October 3, 1995 or the date on which a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the Warrants and Shares shall have been declared effective by the Securities and Exchange Commission (the "SEC"), and such other action as may be required by federal or state law relating to the issuance or distribution of securities shall have been taken, except that with respect to Warrants issued to or held by Einar W. Sissener or A/S Swekk or holders who acquire such warrants from Einar W. Sissener or A/S Swekk in a Permitted Transfer, the Restricted Period Termination Date shall be October 3, 1997. For purposes of this Agreement a "Permitted Transfer" shall be any of the following: (i) a transfer by operation of law, (ii) a transfer pursuant to applicable laws of descent and distribution, and (iii) a transfer to the owners of an entity holder upon the liquidation of such entity; provided, however, that the restrictions contained in this Section 6 and elsewhere in this Agreement shall continue in effect with respect to any Warrant in the hands of the transferee of a Permitted Transfer. For purposes of this Agreement, the term "Permitted Transferee" shall mean any holder who acquired Warrants in a Permitted Transfer.

               Warrant Certificates may be exchanged at the option of the holder or holders thereof, when surrendered to the Warrant Agent at its offices or agency maintained in New York, New York (or at such other offices or agencies as may be designated by the Agent) for the purpose of exchanging, transferring and exercising the Warrants (a "Warrant Agent Office,") or at the offices of any successor Warrant Agent as provided in Section 18 hereof, for another Warrant Certificate or other Warrant Certificates of like



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          I:\AL-COMBO\CURRENT\WARRANT.013

          tenor and representing in the aggregate a like number of Warrants.

               The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of Section 5 and of this Section 6, and deliver the new Warrant Certificates required pursuant to the provisions of this Section, and for the purpose of any distribution of Warrant Certificates contemplated by Section 13.

               For purposes of this Agreement, "Affiliate" or "affiliate" means, with respect to any person, (i) any other person or entity controlling, controlled by or under common control with such person, and (ii) any officer, director, partner, trustee, beneficiary or employee of any person referred to in clause (i) above.

               Section 7.  Duration and Exercise of Warrants.  The Warrants
          shall expire at (a) 5:00 p.m. New York City Time (the "Close of Business") on January 3, 1999 or (b) the Close of Business on such later date as shall be determined in the sole discretion of the Company in a written statement to the Warrant Agent and with notice to registered holders of Warrants in the manner provided for in Section 15 (such date of expiration being hereinafter referred to as the "Expiration Date"). The Warrants shall not be exercisable prior to the Restricted Period Termination Date. At such time as the Warrants become exercisable, and thereafter until the Close of Business on the Expiration Date, the Warrants may be exercised on any business day. After the Close of Business on the Expiration Date, the Warrants will become void and of no value.

               Subject  to the  provisions  of  this  Agreement,  including
          Section 13, each Warrant shall entitle the holder thereof to purchase from the Company (and the Company shall issue and sell to such holder of a Warrant) one fully paid and nonassessable Share at the price of $21.9450 (U.S.) (such price, as may be adjusted from time to time as provided in Section 13, being the "Exercise Price"). The holder of a Warrant shall exercise such holder's right to purchase Shares by depositing with the Warrant Agent at a Warrant Agent Office the Warrant Certificate evidencing such Warrant, with the form of election to purchase on the reverse thereof duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature (if not signed by or on behalf of an original holder of Warrants or a Permitted Transferee) to be guaranteed in the manner described in Section 6 hereof, and paying to the Warrant Agent in lawful money of the United States of America by wire transfer of immediately available funds or by certified check or official bank check an amount equal to the Exercise Price multiplied by the number of Shares in respect of which such Warrants are being exercised.


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          I:\AL-COMBO\CURRENT\WARRANT.013

               Subject to Section 9, upon such surrender of a Warrant Certificate and payment of the Exercise Price, the Warrant Agent shall requisition from the Company's Class A Common Stock transfer agent (the "Transfer Agent") for issuance and delivery to or upon the written order of the registered holder of such Warrant Certificate and in such name or names as such registered holder may designate, a certificate or certificates for the Share or Shares issuable upon the exercise of the Warrant or Warrants evidenced by such Warrant Certificate. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the date of the surrender of such Warrant Certificate duly executed and payment of the aggregate Exercise Price. The Warrants evidenced by a Warrant Certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or from time to time for a portion of the number of Warrants specified in the Warrant Certificate. If less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the Expiration Date, a new Warrant Certificate or Certificates shall be issued for the number of Warrants evidenced by the Warrant Certificate so surrendered that have not been exercised, and the Warrant Agent is hereby authorized to countersign such new Warrant Certificate or Certificates pursuant to the provisions of Section 6 and this
          Section 7.

               The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay or deliver to the Company all moneys and other consideration received by it upon the purchase of Shares through the exercise of Warrants.

               Section 8. Cancellation of Warrants. If the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates representing such Warrants shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel all Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part. Warrant Certificates so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

               Section 9. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrants and of Shares upon the exercise of Warrants; provided, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Shares in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of


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          I:\AL-COMBO\CURRENT\WARRANT.013

          such tax or shall have established to the satisfaction of the Company that such tax has been paid or adequate provision has been made for the payment thereof.

               Section 10. Mutilated or Missing Warrant Certificates. If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity or bond, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

               Section 11. Reservation of Shares. For the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, the Company will at all times through the Close of Business on the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued or treasury shares of Class A Common Stock, the number of Shares deliverable upon the exercise of all outstanding Warrants, and the Transfer Agent is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued or treasury shares of Class A Common Stock as shall be required for such purpose. The Company will keep a copy of this Agreement on file with such Transfer Agent and with every transfer agent for any shares of the Company's capital stock issuable upon the exercise of Warrants pursuant to Section 12. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates issuable upon exercise of outstanding Warrants, and the Company will supply such Transfer Agent with duly executed stock certificates for such purpose.

               Before taking any action that would cause an adjustment pursuant to Section 13 reducing the Exercise Price below the then par value (if any) of the Shares issuable upon exercise of the Warrants, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Exercise Price as so adjusted.

               The Company covenants that all Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from



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          all liens, charges  and security interests created  by or imposed upon the Company with respect to the issuance thereof.

               Section 12. Registration of Warrants and Shares and Stock Exchange Listings; Prospectus Delivery. (a) The Company will file with the SEC and use its best efforts to have declared effective by the first anniversary of the issuance of the Warrants a registration statement, on Form S-3 or such other form as is then available for such use by the Company, covering all Warrants and the Shares. The Company will use it best efforts to keep such registration statement continuously effective from the date on which it is first declared effective by the SEC through the Close of Business ten (10) business days following the
          Expiration Date; provided however, that if the Company has received a written request from any person who in the judgment of the Company may be deemed to be an affiliate of the Company, (as that term is defined in Rule 144 promulgated under the Securities
          Act) prior to the Expiration Date that any Shares acquired as the result of the exercise of a Warrant are owned or deemed to be owned by such affiliate and that such Shares will be owned or will be deemed to be owned by such affiliate on and after the Expiration Date, then the Company shall use its best efforts to keep the registration statement provided for by this Section 12 effective for so long as necessary to permit sales of such Shares to be made by such affiliate but in no event longer than the second anniversary of the Expiration Date. So long as any unexpired Warrants remain outstanding and if required in order to comply with the Securities Act, the Company agrees that it will file such post-effective amendments to the registration statement provided for in this Section 12. So long as any Warrants remain outstanding (and so long as necessary to permit affiliates to sell Shares in the circumstances and subject to the limitations described in the second preceding sentence), the Company will take all necessary action (a) to obtain and keep effective any and all permits, consents and approvals of government agencies and authorities and to make filings under federal and state securities acts and laws, which may be or become necessary in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants and the issuance, sale, transfer and delivery of the Shares issued upon exercise of Warrants, and (b) to have the Warrants (no later than the first anniversary of the issuance of the Warrants) and the Shares (immediately upon their issuance upon exercise of Warrants) listed for trading or quotation on the New York Stock Exchange or, if such listing is in the opinion of the Company impracticable, on one of the following securities exchanges or securities markets, as the board of directors of the Company deems appropriate to facilitate the trading of the Warrants: (i) another national securities exchange; (ii) quotation on the National Association of Security Dealers Automated Quotations system ("NASDAQ") or the National Association of Security Dealers



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          Automated  Quotation/National  Market  System ("NASDAQ/NMS");  or
          (iii) such other over-the-counter quotation system.

               (b) On the date of its effectiveness and on the date of any Warrant sale or exercise, the Registration Statement will comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder; on the date of its effectiveness, the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, the final prospectus contained in the Registration Statement, if not filed pursuant to rule 424(b), will not, and on the date of any filing pursuant to rule 424(b) and upon the date of any Warrant sale or exercise or any resale by an affiliate, such final prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (c) The Company will indemnify and hold harmless, to the fullest extent permitted by law, the holders of Warrants and Shares and each person, if any, who controls each such holder within the meaning of the Securities Act, from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company's consent) to which the holders or any such controlling person may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included prospectus, as amended or supplemented, or
          (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, and the Company will reimburse the holders and each such controlling person of the holders promptly upon demand for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable to any holder in any such case to the extent, but only to the extent, that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information about such holder furnished by such holder or such controlling persons for use in the preparation thereof, provided further, that the Company shall not








          be liable to any person who participates as an underwriter, in the offering or sale of Registrable Securities or to any other person, if any, who controls such underwriter, within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus prepared by the Company and made available to such persons, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any holder or any controlling person of the holder, and shall survive the transfer of such securities by the holder. In the event that indemnity is not available, the Company agrees to contribute to any and all losses based on the relative faults of the parties involved as well as other equitable factors which may be appropriate.

               (d)  Each  holder  of  Warrants  or Shares  covered  by  any registration statement contemplated by this Section 12 will severally indemnify and hold harmless to the fullest extent permitted by law, the Company and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with such holder's consent) to which the Company or any such controlling person may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included prospectus, as amended or supplemented, or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or (z) the failure of such holder to send or give a copy of the final prospectus prepared by the Company and made available to such holder to any person, and such holder will reimburse the Company and each such controlling person of the Company promptly upon demand for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding to the extent, but only to the extent, that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in








          conformity with information about such holder furnished by such holder or such controlling persons for use in the preparation of such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto. Each holder, by accepting delivery of any Warrant, agrees to be bound by the provisions of this Section 12(d). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any controlling person of the Company. In the event that indemnity is not available, each such holder severally agrees to contribute to any and all losses based on the relative faults of the parties involved as well as any other equitable factors which may be appropriate.

               (e) If requested by the original holders of not less than 25% of the outstanding Warrants, the Company and such holders shall enter into an underwriting agreement with an investment banking firm containing customary representations, warranties and provisions relating to indemnification and contribution. In addition, the Company shall use its reasonable efforts to cooperate with such investment banking firm to facilitate any such offering.

               (f) The Company shall make available to the holders of Warrants copies of the prospectus so that such holders may comply with their prospectus delivery requirements.

               (g) The Company shall pay all out-of-pocket expenses incurred in connection with the Registration Statement including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, fees and disbursements of the Company's and the Warrant holders' counsel (provided however that the Warrant holders are only entitled to one counsel as a group selected by the holders of a majority of the Shares) and accountants and fees and disbursements of experts used by the Company in connection with such registration, provided, that the Company shall not be required to pay any underwriting discounts or commissions.

               (h) The provisions of this Section 12 are for the benefit of the holders of Warrants and persons who may be deemed to be affiliates of the Company acquiring Shares upon the exercise of Warrants and shall survive the expiration and/or exercise of the Warrants.

               Section 13. Adjustment of Exercise Price and Number of Shares Purchasable or Number of Warrants. The Exercise Price, the number of Shares purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 13.











               (a) If the Company shall (i) pay a dividend on its shares of Class A Common Stock in shares of either Class A Common Stock or shares of the Company's Class B Common Stock, $.20 par value,
          (ii) subdivide its  outstanding shares  of Class A  Common Stock,
          (iii) combine its outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock or
          (iv) reclassify the Class A Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder of each Warrant shall be entitled upon exercise to receive the kind and number of Shares or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. In addition, in the event of any reclassification of the Class A Common Stock, references in this Agreement to Class A Common Stock shall thereafter be deemed to refer to the securities into which the Class A Common Stock shall have been reclassified.

               (b) If the Company shall issue rights, options or warrants to all holders of its outstanding Class A Common Stock entitling them for a period of 45 days or less to subscribe for or purchase shares of Class A Common Stock at a price per share that is lower than the market price per share of Class A Common Stock (as defined in paragraph (f) below) as of the record date mentioned below, the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of each Warrant by a fraction, (i) the numerator of which shall be the number of shares of Class A Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Class A Common Stock offered for subscription or purchase, and (ii) the denominator of which shall be the number of shares of Class A Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Class A Common Stock so offered would purchase at the market price per share of Class A Common Stock at such record date (the date of computation referenced in paragraph
          (f) below). Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately on the date of issuance retroactive to the record date for the determination of stockholders entitled to receive such rights, options or warrants.









            For the purposes of adjustments required by paragraph (b) of this Section 13, the shares of Class A Common Stock that the holder of any outstanding rights, options or warrants shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of sale, issuance or distribution of such securities to the extent that an adjustment has been made for such issuance pursuant to such paragraph (b), and the consideration, if any, received by the Company therefor shall be deemed to be the consideration received by the Company for such securities, plus the consideration or premiums stated in such securities to be paid for the shares of Class A Common Stock covered thereby.

               (c)  If  the Company shall distribute  to all holders of its shares of Class A Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Class A Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon the exercise of each Warrant, by a fraction, (i) the numerator of which shall be the then current market price per share of Class A Common Stock (as defined in paragraph (f) below) on the date of such distribution (the date of computation referenced in paragraph (f) below), and (ii) the denominator of which shall be the then current market price per share of Class A Common Stock (as defined in paragraph (f) below) on the date of such distribution (the date of computation referenced in paragraph (f) below), less the then fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and shall be evidenced by a resolution filed with the Warrant Agent) of the portion of the assets or evidences of indebtedness so distributed or of subscription rights, options or warrants or convertible or exchangeable securities, in each instance applicable to one share of Class A Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

               (d) For the purpose of any computation under paragraph (b) of this Section 13, the current or closing market price per share of Class A Common Stock at any date shall be deemed to be the average of the daily closing prices (determined as provided in Section 14(c)) for the 15 consecutive trading days commencing 20 trading days before the date of such computation.










               (e) Except for adjustments required by paragraph (k) hereof, no adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent and to the nearest one-hundredth of a share, as the case may be.

               (f) Whenever the number of Shares purchasable upon the exercise of each Warrant is adjusted as herein provided (whether or not the Company then or thereafter elects to issue additional Warrants in substitution for an adjustment in the number of Shares as provided in paragraph (k) hereof), the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment and the denominator of which shall be the number of Shares so purchasable immediately thereafter.

               (g) For the purpose of this Section 13, the term "shares of Class A Common Stock" shall mean (i) the class of stock designated as the Class A Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to paragraph (a) or
          (c) above, the holders of Warrants shall become entitled to purchase any shares of the Company other than shares of Class A Common Stock, thereafter the provisions of this Agreement with respect to Shares, including, without limitation, the provisions regarding adjustments to be made from time to time to the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares, shall apply as nearly as practicable in an equivalent manner to such other shares.

               (h) Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Exercise Price and the number of shares of Class A Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Class A Common Stock so issued were the shares of Class A Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (ii) such









          shares of Class A Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, that no such readjustment shall have the effect of increasing the Exercise Price or decreasing the number of shares by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

               (i) The Company in its discretion may elect, on or after the date of any adjustment required by paragraphs (a) and (b) of this Section 13, to adjust the number of Warrants in substitution for an adjustment in the number of Shares purchasable upon the exercise of a Warrant. Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for the same number of Shares as immediately prior to such adjustment. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect after adjustment of the Exercise Price. The Company shall notify the holders of Warrants in the same manner as provided in the first paragraph of Section 15, of its election to adjust the number of Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter. Upon each adjustment of the number of Warrants pursuant to this paragraph (i) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Warrants on such record date Warrant Certificates evidencing, subject to Section 14, the additional Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants to be issued, executed and registered in the manner specified in Sections 4, 5 and 6 (and which may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the notice.

               (j)  Except  as provided in  paragraphs (a) and (b)  of this
          Section 13, no adjustment to the number of Shares which may be purchased upon exercise of any Warrant in respect of any dividend shall be made during the term of a Warrant or upon the exercise of a Warrant.









               (k) In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety or the Company is a party to a merger or binding share exchange which reclassifies or changes its outstanding Class A Common Stock, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement, in form and substance substantially equivalent to this Agreement, that each holder of a Warrant shall have the right thereafter, subject to terms and conditions substantially equivalent to those contained in this Agreement, upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which such holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The Company shall mail by first-class mail, postage prepaid, to each registered holder of a Warrant, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 13. The provisions of this paragraph (k) shall similarly apply to successive consolidations, mergers, sales or conveyances. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement

               (l) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

               Section 14.  Fractional Warrants and Fractional Shares.

               (a) The Company shall not be required to issue fractions of Warrants on any distribution of Warrants to holders of Warrant Certificates pursuant to Section 13(k) or to distribute Warrant Certificates that evidence fractional Warrants. In lieu of such fractional Warrants there shall be paid to the registered holders of the Warrant Certificates with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a full Warrant. For purposes of this Section 14(a), the current market value of a Warrant shall be the closing price of one Warrant (as determined









          pursuant to paragraph (c) below) for the trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable.

               (b) Notwithstanding any adjustment pursuant to Section 13 in the number of Shares purchasable upon the exercise of a Warrant, the Company shall not be required to issue fractions of Shares upon exercise of the Warrants or to distribute certificates which evidence fractional Shares. In lieu of fractional Shares, there shall be paid to the registered holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Class A Common Stock minus the equivalent fraction of the exercise price. For purposes of this Section 14(b), the current market value of a share of Class A Common Stock shall be the closing price of a share of Class A Common Stock (as determined pursuant to paragraph (c) below) for the trading day immediately prior to the date of such exercise.

               (c) The closing price for each day shall be the last sale price, regular way, or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Warrants or Class A Common Stock, as the case may be, are not listed or admitted to trading on such exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Warrants or Class A Common Stock, respectively, is listed or admitted to trading, or if the Warrants or Class A Common Stock, as the case may be, is not listed or admitted to trading on any national securities exchange, as reported on NASDAQ/NMS or, if the Warrants or Class A Common Stock, as the case may be, is not listed or admitted to trading on NASDAQ/NMS, as reported on NASDAQ.

               Section 15. Notices to Warrantholders. Upon any adjustment of the number of Shares purchasable upon exercise of each Warrant, the Exercise Price or the number of Warrants outstanding pursuant to Section 13, the Company within 20 calendar days thereafter shall (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Company (who may be the regular auditors of the Company) setting forth the Exercise Price and either the number of Shares purchasable upon exercise of each Warrant or the additional number of Warrants to be issued for each previously outstanding Warrant, as the case may be, after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustment was made, which certificate shall be conclusive evidence of the correctness









          of the matters set forth therein, and (ii) cause the Warrant Agent to give to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 15.

               If:

                    (a) the Company shall declare any dividend payable in any securities upon its shares of Class A Common Stock or make any distribution (other than a cash dividend declared in the ordinary course) to the holders of its shares of Class A Common Stock, or

                    (b) the Company shall offer to the holders of its shares of Class A Common Stock any additional shares of
               Class A Common Stock or securities convertible or exchangeable into shares of Class A Common Stock or any right to subscribe for or purchase Class A Common Stock, or

                    (c) there shall be a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety), then the Company shall (i) cause written notice of such event to be filed with the Warrant Agent and shall cause written notice of such event to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register, by first-class mail, postage prepaid, and (ii) make a public announcement in a daily morning English language newspaper of general circulation in New York City, New York, and in a daily morning Norwegian language newspaper of general circulation in Oslo, Norway, of such event, such giving of notice and publication to be completed at least 10 calendar days (or 20 calendar days in any case specified in clause (c) above) prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. The failure to give the notice required by this Section 15 or any defect therein shall not affect the legality or validity of any dividend, distribution, right, option, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.











               Section  16.   Merger, Consolidation  or Change  of Name  of
          Warrant Agent. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the shareholder services business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 18. If at the time such successor to the Warrant Agent shall succeed under this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original
          Warrant Agent; and if at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

               If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant
          Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

               Section 17. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

               (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. Except as herein otherwise provided, the Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Warrant Certificates.

               (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be









          complied with by the Company nor shall it at any time be under any duty or responsibility to any holder of a Warrant to make or cause to be made any adjustment in the Exercise Price or in the number of Shares issuable upon exercise of any Warrant (except as instructed by the Company), or to determine whether any facts exist which may require any such adjustments, or with respect to the nature or extent of or method employed in making any such adjustments when made.

               (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

               (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed in good faith by it to be genuine and to have been signed, sent or presented by the proper party or parties.

               (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent under this Agreement, to reimburse the Warrant Agent upon demand for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties, under this Agreement and to indemnify the Warrant Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, costs and reasonable counsel fees and expenses, for anything done or omitted by the Warrant Agent arising out of or in connection with this Agreement except as a result of its negligence or bad faith.

               (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs or expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding related thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.










               (g) The Warrant Agent, and any stockholder, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though they were not the Warrant Agent under this Agreement, or a stockholder, director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

               (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

               (i) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing the provisions of this Agreement.

               (j) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof), nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Shares to be issued pursuant to this Agreement or any Warrant Certificate or as to whether the Shares will when issued be validly issued, fully paid and nonassessable or as to the Exercise Price or the number of Shares issuable upon exercise of any Warrant.

               (k) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary or an Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.










               Section 18. Change of Warrant Agent. If the Warrant Agent shall resign (such resignation to become effective not earlier than 60 days after the giving of written notice thereof to the Company and the registered holders of Warrant Certificates) or shall become incapable of acting as Warrant Agent or if the Board of Directors of the Company shall by resolution remove the Warrant Agent (such removal to become effective not earlier than 30 days after the filing of a certified copy of such resolution with the Warrant Agent and the giving of written notice of such removal to the registered holders of Warrant Certificates), the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been so notified in writing of such resignation or incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate (in the case of incapacity), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 18 or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

               Section 19. Warrantholder Not Deemed a Stockholder. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

               Section  20.   Delivery of  Prospectus.   If the  Company is
          required  under applicable  federal or  state securities  laws to









          deliver a prospectus upon exercise of Warrants, the Company will furnish to the Warrant Agent sufficient copies of a prospectus, and the Warrant Agent agrees that upon the exercise of any Warrant Certificate by the holder thereof, the Warrant Agent will deliver to such holder, prior to or concurrently with the delivery of the certificate or certificates for the Shares issued upon such exercise, a copy of the prospectus.

               Section 21. Notices to Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                    A.L. Pharma Inc.
                    One Executive Drive
                    Fort Lee, New Jersey 07024

               If the Company shall fail to maintain such office or agency or shall fail to give such notice of any change in the location thereof, presentation may be made and notices and demands may be served at the principal office of the Warrant Agent.

               Any notice pursuant to this Agreement to be given by the Company or by any registered holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

                    The First National Bank of Boston
                    150 Royall Street
                    Mail Stop 45-01-19
                    Canton, Massachusetts  02021

                    Attn:  Shareholder Services Division

          The Warrant Agent maintains a Warrant Agent Office at BancBoston Trust Company of New York, 55 Broadway, New York, New York 10006.

               Section 22. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity, manifest error or other mistake in this Agreement, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and








          that shall not adversely affect, alter or change the interests of the holders of the Warrants in any material respect.

               Any supplement or amendment of this Agreement which may not be made by the Company and the Warrant Agent without the approval of holders of Warrant Certificates pursuant to the preceding paragraph shall require the approval of the holders of Warrant Certificates entitled to purchase upon exercise thereof a majority of the Shares which may be purchased upon the exercise of all outstanding Warrant Certificates at the time that such amendment or supplement is to be made. Notwithstanding the foregoing, any amendment or supplement to this Agreement which would change the Expiration Date to a date prior to January 3, 1999 or which would provide for an adjustment to either (i) the number of Shares purchasable upon exercise of a Warrant or (ii) the exercise price for which Shares are purchasable upon exercise of a Warrant, in either case, in a manner not provided for in this agreement and in a manner that would have a substantial negative impact on the holders of Warrant Certificates, then such amendment or supplement shall require the consent of the holders of all Warrant Certificates.

               Section 23. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

               Section 24. Termination. This Agreement shall terminate at the Close of Business on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised. The provisions of Section 18 shall survive such termination.

               Section 25. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York without regard to principles of conflict of law or choice of laws of the State of New York or any other jurisdiction which would cause the application of any laws other than of the State of New York.

               Section 26. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

               Section 27. Counterparts. This Agreement may be executed in a number of counterparts and each of such counterparts shall









          all   for  purposes  be  deemed  to  be  an  original,  and  such counterparts shall together constitute but one and the same instrument.

               Section 28. Headings. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.


                                *    *    *    *    *


















































               IN WITNESS WHEREOF the parties hereto have caused this Warrant Agreement to be executed and delivered as of the day and year first above written.

                                           A.L. PHARMA INC.


                                           By       /s/ Jeffrey E. Smith

                                                 Title:  Chief Financial
                                           Officer/Executive
                                                     Vice President
           ATTEST:


                /s/ Beth P. Hecht


                                           THE FIRST NATIONAL BANK OF
                                           BOSTON


                                           By       /s/ Katherine S.
                                           Anderson
                                                 Title:  Administration
                                           Manager
           ATTEST:





























          I:\AL-COMBO\CURRENT\WARRANT.013

                                      EXHIBIT A

                        [FORM OF FACE OF WARRANT CERTIFICATE]

               THIS WARRANT WAS ORIGINALLY ISSUED ON ______________, 1994 AND SUCH ISSUANCE WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAW. NEITHER THIS WARRANT NOR THE CLASS A COMMON STOCK OBTAINABLE UPON EXERCISE HEREOF MAY BE OFFERED OR SOLD, PLEDGED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE OR OTHER SECURITIES LAW COVERING SUCH SECURITY OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. THE TRANSFER AND EXERCISE OF THIS WARRANT ARE ALSO SUBJECT TO THE CONDITIONS ON TRANSFER AND EXERCISE SPECIFIED IN THE WARRANT AGREEMENT, DATED AS OF October 3, 1994 (AS AMENDED AND MODIFIED FROM TIME TO TIME), BETWEEN THE ISSUER HEREOF (THE "COMPANY") AND THE FIRST NATIONAL BANK OF BOSTON, AS WARRANT AGENT; THE COMPANY AND THE WARRANT AGENT EACH RESERVE THE RIGHT TO REFUSE THE TRANSFER OF THIS WARRANT UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.

                              VOID AFTER JANUARY 3, 1999

          No. C-                                        WARRANT TO PURCHASE
                                             SHARES OF CLASS A COMMON STOCK

                                   A.L. PHARMA INC.

                       WARRANT TO PURCHASE CLASS A COMMON STOCK

               This Warrant Certificate certifies that ________________ or registered assigns, is the registered holder of a Warrant (the "Warrant") of A.L. Pharma Inc., a Delaware corporation (the "Company"), to purchase the number of shares (the "Shares") of Class A Common Stock, $.20 par value (the "Class A Common Stock"), of the Company set forth above. This Warrant expires at the close of business on January 3, 1999 (the "Expiration Date"), unless such date is extended at the option of the Company, and entitles the holder to purchase from the Company the number of fully paid and nonassessable Shares set forth above at the initial exercise price of $21.9450 (the "Exercise Price"), payable in lawful money of the United States of America.

               Subject to the terms and conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof, this Warrant may be exercised upon surrender of this Warrant Certificate and payment of an amount equal to the Exercise Price multiplied by the number of Shares to be purchased upon exercise hereof at the office or agency of the Warrant Agent at BancBoston




          I:\AL-COMBO\CURRENT\WARRANT.013

          Trust Company of New York, 55 Broadway, New York, New York 10006 (the "Warrant Agent Office").

               The Exercise Price and the number of Shares purchasable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. The holder hereof by accepting this Warrant Certificate hereby acknowledges and consents to the restrictions regarding transfer and exercise of this Warrant contained in the Warrant Agreement.

               No Warrant may be exercised prior to the earlier of October 3, 1995 or the date on which a registration statement under the Securities Act covering the Warrants and the Shares shall have been declared effective by the SEC, and such other action as may be required by federal or state law relating to the issuance or distribution of securities shall have been taken (the "Restricted Period Termination Date"), or after the Close of Business on the Expiration Date, unless the Company exercises its option to extend such date. After the Close of Business on the Expiration Date, the Warrants will become void and of no value.

               REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

               This Warrant Certificate shall not be valid unless manually countersigned by the Warrant Agent.






























          I:\AL-COMBO\CURRENT\WARRANT.013

               IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized officers, and the corporate seal hereunto affixed.

               Dated: ________________.


                                           A.L. PHARMA INC.


                                           By
                                                        Title

           [Corporate Seal of A.L. Pharma
           Inc.]

           ATTEST:


           By

           Title



           Countersigned:
           THE FIRST NATIONAL BANK OF
           BOSTON
           AS WARRANT AGENT


           By



























          I:\AL-COMBO\CURRENT\WARRANT.013

                       [Form of Reverse of Warrant Certificate]

                                   A.L. PHARMA INC.

               The warrant evidenced by this warrant certificate is part of a duly authorized issue of Warrants to purchase a maximum of three million, six hundred thousand (3,600,000) Shares of Class A Common Stock issued pursuant to a Warrant Agreement, dated as of October 3, 1994 (the "Warrant Agreement"), duly executed and delivered by the Company and The First National Bank of Boston, as Warrant Agent (the "Warrant Agent"). The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is should be referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be inspected at the Warrant Agent Office and is available upon written request addressed to the Company. All terms used herein that are defined in the Warrant Agreement have the meanings assigned to them therein.

               Warrants may be exercised to purchase Shares from the Company before the Close of Business on the Expiration Date, at the Exercise Price set forth on the face hereof, subject to adjustment as described in the Warrant Agreement. The holder of the Warrant evidenced by this Warrant Certificate may exercise such Warrant by surrendering the Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the aggregate Exercise Price, in lawful money of the United States of America, and any applicable transfer taxes, by wire transfer of immediately available funds, certified check or official bank check at the Warrant Agent Office.

               In the event that upon any exercise of the Warrant evidenced hereby the number of Shares actually purchased shall be less than the total number of Shares purchasable upon exercise of the Warrant evidenced hereby, there shall be issued to the holder hereof, or such holder's assignee, a new Warrant Certificate evidencing a Warrant to purchase the Shares not so purchased. No adjustment shall be made for any cash dividends on any Shares issuable upon exercise of this Warrant. After the Close of Business on the Expiration Date, unexercised Warrants shall become void and of no value.

               The Company shall not be required to issue fractions of Shares or any certificates that evidence fractional Shares. In lieu of such fractional Shares, there shall be paid to holders of the Warrant Certificates with regard to which such fractional Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value (as determined pursuant to the Warrant Agreement) of a full Share minus the same fraction of the exercise price.

               Warrant Certificates, when surrendered at the Warrant Agent Office by the registered holder thereof in person or by a legal




          I:\AL-COMBO\CURRENT\WARRANT.013

          representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing a Warrant to purchase in the aggregate a like number of Shares.

               Upon due presentment for registration of transfer of this Warrant Certificate at the Warrant Agent Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing a Warrant or Warrants to purchase in the aggregate a like number of Shares shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge, except for any tax or other governmental charge imposed in connection therewith.

               The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for any other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.





































          I:\AL-COMBO\CURRENT\WARRANT.013

                                 ELECTION TO EXERCISE

                    (TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

               The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate to purchase ________ Shares and herewith tenders in payment for such Shares $________ in lawful money of the United States of America, in accordance with the terms hereof. The undersigned requests that a certificate representing such Shares be registered and delivered as follows:


                                         Name



                                       Address


                           Delivery Address (if different)

          If such number of Shares is less than the aggregate number of Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of such Shares be registered and delivered as follows:


                                         Name



                                       Address


                           Delivery Address (if different)



             Social Security or Other                       Signature
              Taxpayer Identification
                 Number of Holder

               Note:  The  above signature  must correspond  with
                      the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever. In addition, the signature of the holder hereof must be guaranteed.
             SIGNATURE
           GUARANTEED:








          I:\AL-COMBO\CURRENT\WARRANT.013




























































          I:\AL-COMBO\CURRENT\WARRANT.013

                                      ASSIGNMENT

                   (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH
                 HOLDER DESIRES TO TRANSFER THE WARRANT CERTIFICATE)

               FOR VALUE RECEIVED, the undersigned registered holder hereby sells assigns and transfers unto



                                   Name of Assignee



                                 Address of Assignee

          this Warrant Certificate, together with all right, title and interest therein, and does irrevocably constitute and appoint ________________ attorney, to transfer the within Warrant Certificate on the books of the Warrant Agent, with full power of substitution.



                             Dated                                Signature

                              Note:    The  above   signature  must
                                       correspond with the  name as  written
                                       upon   the   face  of   this  Warrant
                                       Certificate   in   every  particular,
                                       without alteration or enlargement  or
                                       any change whatsoever.   In addition,
                                       the  signature  of the  holder hereof
                                       must be guaranteed.


                            Social Security or Other Taxpayer
                Identification Number of Holder
           SIGNATURE GUARANTEED:

















